FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (this "Amendment") is entered into effective as of July 22, 2015 (the "Effective Date") by and between James Ranspot ("Manager") and Alon USA GP, LLC, a Delaware limited liability company ("Employer" or the "Company"). Employer and Manager are sometimes referred to herein individually as a "Party" or collectively as the "Parties."

WHEREAS, the Parties entered into that certain Employment Agreement effective November 18, 2013 (the "Agreement"), which set forth the terms of Manager's employment as Senior Vice President, General Counsel and Secretary of Alon USA Energy, Inc. and its subsidiaries;

WHEREAS, the Company and Manager desire to enter into this Amendment in order to modify the severance benefits thereunder;

NOW, THEREFORE, in consideration of the mutual promises and covenants, and agreements, and subject to the terms and conditions, herein contained, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, intending to be legally bound, the Parties hereby agree as follows:

1.A new Section l(c) is hereby added to the Agreement as follows:

"(c) Manager shall be entitled to participate in and receive any additional cash payment made, or other consideration given, as a result of the consummation of a Fundamental Transaction, if any, in an amount or manner comparable to such consideration received by other executive officers of the Company."

2.Sections 10(a)-(c) of the Agreement are hereby amended and restated in their entirety as follows:

"10. Termination of Employment. (a) Employer may terminate Manager's employment hereunder at any for Cause immediately, or without Cause upon not less than thirty (30) days' prior written notice. Upon termination of Manager's employment with the Company for Cause or without Cause, Manager shall be entitled to receive his Base Compensation through the termination date and any annual bonus entitlement, prorated for the number of months of employment for the fiscal year in question, all accrued benefits and vacation to the date of termination (and to the extent required by law), plus an additional amount of severance payment equal to two years' Base Compensation as in effect immediately before any notice of termination. For purposes hereof, "Cause" shall mean: (i) conviction of a felony or a misdemeanor where imprisonment is imposed for more than 30 days; (ii) commission of any act of theft, fraud, dishonesty, or falsification of any employment or Employer records; (iii) improper disclosure of Confidential Information; (iv) any intentional action by the Manager having a material detrimental effect on the Company's reputation or business; (v) any material breach of this Agreement, which breach is not cured within ten (10) business days following receipt by Manager of written notice of such breach; (vi) unlawful appropriation of a corporate opportunity; or (vii) intentional misconduct in connection with the performance of any of

Manager's duties, including, without limitation, misappropriation of funds or property of the Company, securing or attempting to secure to the detriment of the Company any profit in connection with any transaction entered into on behalf of the Company, any material misrepresentation to the Company, or any knowing violation of law or regulations to which the Company is subject.

(b)Manager may terminate his employment hereunder for Good Reason upon not less than thirty (30) days prior written notice. In the event of any such termination, Manager shall be entitled to receive his Base Compensation through the termination date and any annual bonus entitlement, prorated for the number of months of employment for the fiscal year in question, all accrued benefits and vacation to the date of termination (and to the extent required by law), plus an additional amount of severance payment equal to two years' Base Compensation as in effect immediately before any notice of termination. "Good Reason" means (i) without the Manager's prior written consent, the Employer changes Manager's title, reduces his current responsibilities, reduces Manager's Base Compensation or the percentage of Manager's Base Compensation established as Manager's maximum target bonus percentage for purposes of Employer's annual cash bonus plan, or fails to continue in effect defined benefit pension plans having vesting and benefit terms substantially similar to those of the defined benefit plans maintained by the Company for the benefit of Manager prior to the Commencement Date, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan providing the Manager with substantially similar benefits) has been made with respect to such plan; (ii) any material breach of this Agreement, which breach is not cured within ten (10) business days following receipt by Employer of written notice of such breach; (iii) Employer requires Manager to be based at an office or location that is more than thirty-five (35) miles from the location at which Manager was based as of the Commencement Date, other than in connection with reasonable travel requirements of Employer's business; (iv) the delivery by Employer of notice pursuant to Section 1 (c) of this Agreement that it does not wish this Agreement to automatically renew for any subsequent year or (v) any time on or after the Transition Date.

(c)Manager may submit his resignation other than for Good Reason, upon not less than thirty (30) days prior written notice. In the event of any such resignation, Manager shall be entitled to receive his Base Compensation through the termination date and any accrued benefits and vacation to the date of termination (and to the extent required by law).

"Transition Date" shall mean the date that is the 90th calendar day following the closing of a Fundamental Transaction. "Fundamental Transaction" means that (A) Alon USA Energy, Inc. ("Alon Energy") shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not Alon Energy is the surviving corporation) another person or persons, (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Alon Energy to another person, (iii) allow another person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of voting stock of Alon Energy (not including any shares of voting stock of Alon Energy held by the Person or Persons making or party to, or associated or affiliated with the persons making or party to, such purchase, tender or exchange offer), (iv) consummate a securities purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another person whereby such other person acquires more than the 50% of the outstanding shares of voting stock of Alon Energy (not including any shares of voting stock of Alon Energy held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such securities purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its Common Stock or (B) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by the issued and outstanding Common Stock and any corporate functions or groups of personnel (i.e., treasury, credit, tax, legal, information technology, supply) are relocated or transferred from or to such person's corporate offices."

Except as set forth in this Amendment, the Agreement is unaffected and shall continue in full force and effect in accordance with its terms. If there is any conflict between this Amendment and the Agreement, the terms of this Amendment shall prevail.

This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Amendment effective as of the Effective Date.

MANAGER:		EMPLOYER:

James A. Ranspot		ALON USA GP, LLC

/s/ James Ranspot	By:	/s/ Paul Eisman
	Name:	Paul Eisman
	Title:	Chief Executive Officer